J.P. Morgan Aviation, Transportation and Industrials Conference March 13, 2018 Scott Kirby President Exhibit 99.1

Safe Harbor Statement Certain statements included in this presentation are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this presentation are based upon information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

Our strategy drives sustainably higher profits and margins Strengthening our hubs is a critical foundation to maximize profitability Driving revenue improvements from all areas of business Improving efficiency and productivity Greater accountability and transparency

Reaching financial targets will guide our long term network strategy


Target earnings per share, diluted[2]
$6.50 - $8.50
$11.00 - $13.00
2018E
2020E

Target ~25% CAGR[1] EPS from 2018 through 2020

[1]Compound annual growth rate

[2]Excludes special charges, the nature of which are not determinable at this time. Accordingly, the company is not providing earnings guidance on a GAAP basis

3

2017 had the best operational performance in United history D:001 Completion factor1 1 Mainline operation 2 As reported by airlines to the Department of Transportation, compared to Delta, American and Southwest Note: History as defined by time since the merger of United and Continental in October 2010 Relative performance rank2 3 1 3 2 59 days of 100% mainline completion 3 2

2014 (8 of 8) 2017 2015 (7 of 9) 2016 (51 of 9) Operational reliability, service and experience underpin customer strategy Rankings based on on-time performance, cancellations, MBR, complaints and IDB 1 Tied with JetBlue 2 American Airlines and US Airways merged in 2014; Alaska and Virgin America merged in 2017 Note: MBR = Mishandled bag ratio, IDB = Involuntary denied boardings; Source: The Wall Street Journal (4 of 8) 2 2013 (9 of 9) 2

1Q18 guidance update Prior Update Pre-tax margin, as adjusted1 ~0.0% 0.0% - 2.0% Consolidated capacity 3.5% - 4.5% 3.5% - 4.0% PRASM, H/(L) 0.0% - 2.0% 1.0% - 3.0% CASM ex1,2, H/(L) 0.0% - 1.0% 0.0% - 1.0% Consolidated avg fuel price3 /gal ~$2.11 ~$2.10 1 Excludes special charges, the nature and amount of which are not determinable at this time 2 Excludes fuel, profit sharing, and third-party business expenses. For a GAAP to non-GAAP reconciliation, see Appendix A 3 Fuel price including taxes and fees. This price per gallon corresponds to fuel expense as reported in the income statement

Strong close-in yields Easter shift tailwind 1Q18 revenue improving in all regions Domestic Pacific Atlantic Latin Healthy bookings in the front cabin, as well as the economy cabin Positive trends in Central America and Caribbean Beach markets Strong premium cabin results Now expect first-quarter PRASM to be up 1.0% – 3.0% year-over-year

Opportunity – mid-continent hubs not yet fulfilling their potential Hub scale UA hubs have lower connectivity than peers Hub profitability directly correlated with hub connectivity and is the most important element of a hub’s success Connectivity UA shrank without reducing fixed costs Asset efficiency UA shrank and became less exposed to high yield flow markets Revenue quality UA domestic scale/share is low versus competitors

UA System Q3 YOY Gross RASM by YOY Capacity Growth Gemini expected to contribute 70 bps of PRASM improvement in 2018 Gemini vs. Orion test results1 Yield PRASM 1 Stage 1.1 Test ended on Nov 14th and included markets representing 10% of System revenue over a 10-week travel period Note: Gemini is the new revenue management system, Orion is the current revenue management system Forecast bias Rolled out across all system flights

Segmentation allows us to compete for all customers Lowest level of service Highest level of service 2018 launch Extra Legroom Premium Cabin Premium Economy Basic Economy Economy International Domestic Expect to be available in Latin and Atlantic later this year Plan to be available in the fall

Cost effective growth Productivity (ASMs/FTEs) Mainline aircraft utilization (Departures/aircraft per day) Gate utilization (Average turns per gate on a peak day1) 1 Peak Thursday in July 2 For a GAAP to non-GAAP reconciliation, see Appendix A Expect 2018 non-fuel CASM2 to be down (1.0%) to flat

Shareholder friendly Target earnings per share, diluted1 Cumulative share repurchases 2 More efficiently utilizing assets will help drive earnings growth Target ~25% CAGR EPS from 2018 through 2020 Plan to continue to return excess cash to shareholders through repurchases $11.00 - $13.00 $6.50 - $8.50 1 Excludes special charges, the nature of which are not determinable at this time. Accordingly, the company is not providing earnings guidance on a GAAP basis 2 In December 2017, UAL’s Board of Directors authorized a new $3.0B share repurchase program. As of December 31, 2017, UAL had approximately $3.0B remaining to purchase shares under the program.

Appendix A: reconciliation of GAAP to Non-GAAP financial measures

Cost per available seat mile (CASM) is a common metric used in the airline industry to measure an airline's cost structure and efficiency. UAL reports CASM excluding profit sharing, third-party business expenses, fuel, and special charges. UAL believes that adjusting for special charges is useful to investors because special charges are non-recurring charges not indicative of UAL's ongoing performance. UAL believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. For additional information related to special charges, see the press releases issued by UAL dated January 23, 2018 filed on that date with the SEC as Exhibit 99.1 to UAL's Form 8-K. For additional information related to full year and first quarter 2017 CASM, see the press release issued by UAL dated March 1, 2018 filed on that date with the SEC as Exhibit 99.1 to UAL's Form 8-K.

Consolidated Unit Cost *(¢/ASM)*	**1Q17**	**Estimated 1Q18**	**FY 2017**	**Estimated FY 2018**
Consolidated CASM Excluding Special Charges (a)	13.47	14.00 - 14.24	12.93	13.15 - 13.45
Less: Fuel (b), Profit Sharing and Third-Party Business Expense	2.71	3.24 - 3.37	2.82	3.14 - 3.34
Consolidated CASM Excluding Fuel, Profit Sharing, Third-Party Business Expense and Special Charges	10.76	10.76 - 10.87	10.11	10.01 - 10.11

(a) Excludes special charges. While the Company anticipates that it will record such special charges throughout the year in 2018, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b) Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company's control.

14